Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197093) of Rayonier Advanced Materials Inc. of our report dated June 26, 2015, relating to the financial statements and supplemental schedule of the Rayonier Advanced Materials Inc. Jesup Mill Savings Plan for Hourly Employees which appear in this Form 11-K for the year ended December 31, 2014.

/s/ Ennis, Pellum & Associates, P.A.

Ennis, Pellum & Associates, P.A.
Jacksonville, Florida
June 26, 2015